NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

COMMON STOCK PURCHASE WARRANT

Number of shares:	Holder:

Exercise Price per Share: $0.25

(subject to adjustment as described herein)

Expiration Date: July 31, 2017

(or such later date as shall be determined

pursuant to the introductory paragraphs below)

FOR VALUE RECEIVED, Eco-Shift Power Corp., a Delaware corporation (the “Company”), hereby certifies that _________________________________________________, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company ________________ (___________) shares (the “Warrant Shares”) of common stock (the “Common Stock”), of the Company at an exercise price of Zero and 25/100 United States Dollars (US$0.25) per share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. Los Angeles time on the Expiration Date.

The “Expiration Date” shall mean the later of (i) July 31, 2017, or (ii) if the Company issues any Additional Warrants, the latest expiration date of any Additional Warrant issued. The term “Additional Warrants” shall mean warrants issued by the Company after the date hereof in connection with any investment by the Company which is made on substantially similar terms as the investment made in connection with this transaction (taking into account the size and scope of such issuances related to this transaction).

This Warrant is subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or nay distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9. Subject to Section 5(b) below, payment upon exercise may be made at the written option of the Warrant Holder either in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate purchase price, for the number of Warrant Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Warrant Shares determined as provided herein.

b. If the closing price (as quoted by the OTC Markets or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one share of Common Stock is greater than $0.25 (as adjusted to the date of such calculation), in lieu of exercising this Warrant for cash pursuant to Section 5(a) above, the Warrant Holder may elect to receive shares equal to the number of shares of Common Stock computed using the following formula:

X=	Y (A-B)
A

Where X= the number of shares of Common Stock to be issued to the Warrant Holder

Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= $0.25 (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

c. The Company shall promptly (but in no event later than five (5) business days after the Date of Exercise as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

d. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

e. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Registration Rights. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144of the 1933 Act.

8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Eco-Shift Power Corp.

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

Attn: Gib Wood

Chief Executive Officer

If to the Warrant Holder, to the address set forth on the signature page hereof.

10. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof. The Parties agree that any dispute arising out of this Warrant or concerning this Warrant, including but not limited to disputes as to arbitrability and all disputes with the Company or any of its Placement Agents or Dealers, or any employee, agent, representative, officer, director or attorney of the Company or any Placement Agent or Dealer, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in Los Angeles County, California in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, Los Angeles County, California. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any Court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree that the arbitrator shall enforce the plain terms of this Note, notwithstanding any law or policy to the contrary. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. WARRANT HOLDER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. WARRANT HOLDER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS NOTE, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY, ITS PLACEMENT AGENT, OR ITS DEALERS, AND ALL OF THEIR EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

[-signature page follows-]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

ECO-SHIFT POWER CORP.

By:
Name:	Gib Wood
Title:	Chief Executive Officer

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: ECO-SHIFT POWER CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

___	________ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___	$__________ in lawful money of the United States; or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

After application of the cashless exercise feature as described above, _____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________, whose address is _____________________________________________________________________________.

[signature page follows]

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.